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IDS Tax-Free Money Fund, Inc.
File No. 2-66868/811-3003


                                       Exhibit Index


Exhibit 11:         Independent Auditors Consent

Exhibit 16:         Copy of Schedule of Computation

Exhibit 17:         Financial Data Schedule

Exhibit 18(a):      Directors' Power of Attorney, dated January 8, 1997